Exhibit 99.11

Acquisition of 100% of the Outstanding Stock of Decision Management Company, Inc. dba Questys Solutions, Inc.

On August 4, 2008, the Registrant completed the purchase of 100% of the issued and outstanding capital stock of Decision Management Company, Inc. dba Questys Solutions, Inc. ("Questys" or "QSI"), from its sole shareholder, Vojin Hadzi-Pavlovic and Gloria Hadzi-Pavlovic, Tenants in Common (the "Pavlovics", "Questys Shareholder").  The effective date of the acquisition is August 1, 2008.

The Registrant purchased Questys with $300,000 in cash, a secured promissory note in the amount of $900,000 (the "Pavlovic Note"), and 22 million shares of the Registrant's restricted common stock.   The Pavlovic Note is non-interest bearing and may be prepaid in whole or in part at any time without penalty and is due on August 1, 2011.  Principal payments are due in three equal annual installments of $300,000 each on August 1, 2009, August 1, 2010, and August 1, 2011.  The Pavlovic Note is secured by certain assets of Questys as defined in a Security Agreement dated as of August 1, 2008.  Payment obligations under the Pavlovic Note are subordinate in certain respects to the rights of the Private Bank of the Peninsula ("Senior Lender") to the extent set forth in a Subordination Agreement dated as of August 1, 2008.

The terms of the purchase were the result of arms-length negotiations.  The Pavlovics were not previously affiliated with the Registrant.

Questys is a California corporation formed in 1981 and is headquartered in Mission Viejo, California.  The Registrant purchased Questys to add new products and services for document and content management, document archiving, document imaging, automated data capture, electronic agenda management, and business process workflow.  In addition, as Questys has clients in a number of markets, including corporate, government, healthcare, financial services, education, legal, law enforcement, manufacturing, and retail, the Registrant expects to benefit from the potential expansion into the newly expanded customer base of several of the Registrant's products and services believed to be complementary.

Effective August 1, 2008, the Registrant and Andre Hadzi-Pavlovic, the son of the Questys Shareholder, entered into an Employment Agreement (the "Employment Agreement")   with a term of two years from August 1, 2008.    The Employment Agreement provides that, the term of the agreement shall automatically be extended for successive one year renewal terms, provided that if either Mr. Hadzi-Pavlovic or the Registrant gives the other party at least thirty days advance written notice of his or its intention to not renew the agreement for an additional term, the agreement will terminate upon the expiration of the current term. Pursuant to the employment agreement, Mr. Hadzi-Pavlovic will receive a base salary of $175,000 and has been granted options to purchase 4,000,000 shares of the Registrant's common stock at $0.02 per share, 2,000,000 of which will vest over a two year period from August 1, 2008 and 2,000,000 of which will vest over a five year period from August 1, 2008.  Mr. Hadzi-Pavlovic is entitled to participate in any benefits plans maintained by the Registrant for its employees and is entitled to four weeks annual vacation.  He is also entitled to be reimbursed for business expenses incurred by him in promoting the Registrant's business.  If his employment is terminated for reasons other than death, disability, cause, or voluntary termination by Mr. Hadzi-Pavlovic, the Registrant will be obligated to make monthly payments to him for the remaining term of the agreement equal to one-twelfth (1/12th) of his annual base salary, as in effect on the date of termination.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the actual terms of the Employment Agreement.

The Registrant funded the requirement for the initial $300,000 payment to the Pavlovics from the proceeds of a $300,000 related party secured promissory note offering subscribed to by The Silver Lake Group, LLC on August 4, 2008 (the "Silver Lake Note").  The Silver Lake Group is owned by Ricardo A. Salas.  Mr. Salas is a Director of the Registrant.  The Silver Lake Note is due on October 31, 2008 and bears interest at a rate of nine percent (9%) per annum.  The Silver Lake Note is secured by the accounts receivable of GoSolutions, Inc., a wholly-owned subsidiary of the Registrant, as defined in a Security Agreement dated as of August 1, 2008.  Payment obligations under the Silver Lake Note are subordinate in certain respects to the rights of the Senior Lender to the extent set forth in a Subordination Agreement to be entered into effective August 1, 2008.

A finder's fee in the amount of $125,000 is due to Agile Equity in connection with the acquisition of Questys.  As of the date of this Report, the Registrant had paid $75,000 of such fee and has agreed to pay the remaining $50,000 by December 31, 2008.

The foregoing description of the Stock Purchase Agreement, Security Agreements, Subordination Agreements, Pavlovic Note, Silver Lake Note, and the Employment Agreement is qualified in its entirety by reference to the actual terms of each agreement, copies of which were filed as exhibits to the Registrant's Current Report on Form 8-K, filed with the Commission on August 6, 2008.

In connection with the acquisition of QSI, the Registrant incurred $227,291 in acquisition-related costs including, but not limited to, expenses incurred for a finder's fee, legal, accounting and travel.

The acquisition price was comprised of the following:

Cash paid at closing	$ 300,000
Promissory note to seller	900,000
Estimated fair value of VillageEDOCS' common stock	550,000
Legal, accounting, and other direct costs	227,291
$ 1,977,291

The following represents an allocation of the purchase price over the historical net book value of the acquired assets and liabilities of QSI as of August 1, 2008, the effective date of the acquisition:

Cash	$ 13,565
Accounts receivable	408,243
Prepaid expenses and other current assets	55,298
Property and equipment	95,587
Other assets	12,006
Total liabilities	(933,494)
Net liabilities assumed	(348,795)
Goodwill	2,326,086
$ 1,977,291

This allocation is preliminary and may be subject to change upon evaluation of the fair value of QSI's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.  The Registrant is in the process of analyzing the components of the intangible assets it acquired and will determine the final purchase price allocation during 2008.

VillageEDOCS and Subsidiaries

Pro Forma Combined Balance Sheets

March 31, 2008

(Unaudited)

	VEDO	QSI
	March 31,	March 31,	Pro Forma		Pro Forma
	2008	2008	Adjustments		Combined
ASSETS
Current assets:
Cash	$ 529,370	$ 32,006	$ (300,000)	(a)	$ 561,376
			300,000	(b)
Accounts receivable, net	811,632	112,933	-		924,565
Inventories	29,318	-	-		29,318
Other current assets	132,356	36,516	-		168,872
Debt isuance costs, net	160,995	-	-		160,995
Total current assets	1,663,671	181,455	-		1,845,126

Property and equipment, net	376,432	118,139	-		494,571
Other assets	47,270	12,006	-		59,276
Goodwill	6,272,457	-	2,560,086	(f)	8,832,543
Other intangibles, net	2,875,518	-	-		2,875,518
	$ 11,235,348	$ 311,600	$ 2,560,086		$ 14,107,034

	VEDO	QSI
	March 31,	March 31,	Pro Forma		Pro Forma
	2008	2008	Adjustments		Combined
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$ 581,855	$ 254,044	$ 227,291	(e)	$ 1,063,190
Accrued expenses	2,236,325	197,621	-		2,433,946
Deferred revenue	474,406	344,695	-		819,101
Capital lease obligation, current	19,008	-	-		19,008
Lines of credit	541,260	98,035	-		639,295
Notes payable to related parties- current portion	-	-	300,000	(c)	600,000
			300,000	(b)
Convertible notes and accrued interest payable to
related parties - current portion	173,495	-	-		173,495
Total current liabilities	4,026,349	894,395	827,291		5,748,035

Capital lease obligation, net of current portion	17,272	-	-		17,272
Notes payable to related parties	-	-	600,000	(c)	600,000
Total liabilities	4,043,621	894,395	1,427,291		6,365,307

Stockholders equity:
Preferred stock,$0.001 par value	33,500	-	-		33,500
Common stock, $0.0001 par value	15,277	-	2,200	(d)	17,477
Common stock, no par value	-	62,133	(62,133)	(g)	-
Additional paid-in capital	32,692,238	-	547,800	(d)	33,240,038
Accumulated deficit	(25,549,288)	(644,928)	644,928	(g)	(25,549,288)
Total stockholders' deficit	7,191,727	(582,795)	1,132,795		7,741,727
	$ 11,235,348	$ 311,600	$ 2,560,086		$ 14,107,034

See notes to unaudited pro forma combined financial statements.

VillageEDOCS and Subsidiaries

Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2007

(Unaudited)

	VEDO	QSI
	For the Year Ended	For the Year Ended	Pro Forma		Pro Forma
	December 31, 2007	December 31, 2007	Adjustments		Combined
Net sales	$ 14,180,658	$ 3,141,814	$ -		$ 17,322,472
Cost of sales	5,611,387	1,039,093	-		6,650,480
Gross profit	8,569,271	2,102,721	-		10,671,992
Operating expenses	10,249,897	2,634,095	-		12,883,992
Loss from operations	(1,680,626)	(531,374)	-		(2,212,000)

Interest expense	(111,561)	(19,380)	(6,750)	(a)	(137,691)

Other income, net	43,381	-	-		43,381
Loss before provision for
income taxes	(1,748,806)	(550,754)	(6,750)		(2,306,310)

Benefit (provision) for income taxes	89,000	(800)	-		(2,400,620)
Loss from continuing operations	(1,659,806)	(551,554)	(6,750)		(4,663,549)

Loss from discontinued operations	(1,625,424)	-	-		(1,625,424)
Net loss	$ (3,285,230)	$ (551,554)	$ (6,750)		$ (6,288,973)

Basic and diluted loss available to
common stockholders per common
share	$ (0.02)				$ (0.04)

Weighted average shares outstanding	150,218,437		22,000,000	(b)	172,218,437

See notes to unaudited pro forma combined financial statements.

VillageEDOCS and Subsidiaries

Pro Forma Combined Statement of Operations

For the Three Months Ended March 31, 2008

(Unaudited)

	VEDO	QSI
	Three Months Ended	Three Months Ended	Pro Forma		Pro Forma
	March 31, 2008	March 31, 2008	Adjustments		Combined
Net sales	$ 3,277,985	$ 713,991	$ -		$ 3,991,976
Cost of sales	1,373,135	25,118	-		1,398,253
Gross profit	1,904,850	688,873	-		2,593,723
Operating expenses	2,357,652	760,617	-		3,118,269
Loss from operations	(452,802)	(71,744)	-		(524,546)

Interest expense	(66,248)	(3,019)	(6,750)	(a)	(76,017)

Other income, net	51,592	-	-		51,592
Loss before provision for
income taxes	(467,458)	(74,763)	(6,750)		(548,971)

Benefit (provision) for income taxes	(27,377)	-	-		(27,377)
Loss from continuing operations	(494,835)	(74,763)	(6,750)		(524,756)

Income (loss) from discontinued operations	-	-	-		-
Net loss	$ (494,835)	$ (74,763)	$ (6,750)		$ (524,756)

Basic and diluted loss available to
common stockholders per common
share	$ -				$ -

Weighted average shares outstanding	150,218,437		22,000,000	(b)	172,218,437

See notes to unaudited pro forma combined financial statements.

VillageEDOCS, Inc.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma combined balance sheet gives effect to the acquisition of QSI as if the acquisition had occurred as of March 31, 2008.  The unaudited pro forma combined statement of operations for the year ended December 31, 2007 assumes the acquisition took place as of January 1, 2007 and the unaudited pro forma combined statement of operations for the three months ended March 31, 2008 assumes the acquisition took place as of January 1, 2008.

The pro forma information has been prepared for comparative purposes only, and does not purport to be indicative of the results of operations of VillageEDOCS, Inc. (the "Registrant", "VEDO") that would have actually occurred had the transaction been in effect as of the date or for the periods presented, or of results that may occur in the future. The unaudited pro forma combined financial statements should be read in conjunction with the Registrant's historical financial statements and related notes.

Note 2 - Pro Forma Adjustments

The pro forma adjustments are based on the Registrant's management's preliminary estimates of the value of the tangible and intangible assets acquired. A detailed valuation of the fair value of the net assets acquired in the acquisition will be performed during 2008. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma combined financial statements and may include additional expense incurred in connection with the amortization of intangible assets.

Description of pro forma adjustments:

Pro Forma Adjustments to Combined Balance Sheet:

a)     Record $300,000 in cash paid to the Pavlovics at closing.

b)     Record $300,000 in proceeds from the Silver Lake Note.

c)     Record $900,000 pursuant to the issuance of the Pavlovic Note at closing.

d)     Record issuance of 22,000,000 shares of the Registrant's restricted common stock at closing to the Pavlovics as acquisition consideration.

e)     Record acquisition-related costs including expenses incurred for finder's fees, legal, accounting, and travel.

f)      To record goodwill.  The pro forma adjustments are based on the Registrant's management's preliminary estimates of the fair value of the tangible and intangible assets acquired.  During 2008,      management will perform a detailed valuation of the fair value of the net assets acquired.  As a result, the actual adjustments may differ materially from those presented in these unaudited pro      forma combined financial statements.

g)     Eliminate historical equity of QSI.

Pro Forma Adjustments to Statements of Operations:

a)     Record interest expense for $300,000 in proceeds from the Silver Lake Group loan required to pay the initial cash portion of the purchase price.

b)     Record issuance of shares of Registrant's restricted common stock issued in connection with the acquisition of QSI.